Exhibit 99.1

November 4, 2010	Analyst Contact:	Andrew Ziola
	Media Contact:	918-588-7163 Brad Borror 918-588-7582
ONEOK Partners to Participate in Bank of America
Merrill Lynch Global Energy Conference

    TULSA, Okla. – Nov. 4, 2010 -- ONEOK Partners, L.P. (NYSE: OKS) will present at the Bank of America Merrill Lynch Global Energy Conference on Friday, Nov. 12, 2010, in Miami, Fla.

    Terry K. Spencer, ONEOK Partners chief operating officer, will present at the conference at 11 a.m. Eastern Standard Time (10 a.m. Central Standard Time).

    The conference will be webcast and will be accessible on ONEOK Partners’ website, www.oneokpartners.com. A replay of the webcast will be archived for 30 days after the conference.

    The company will also post the presentation on its website that morning, beginning at 8 a.m. Eastern Standard Time (7 a.m. Central Standard Time).

ONEOK Partners, L.P. (NYSE: OKS) is one of the largest publicly traded master limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 42.8 percent of the overall partnership interest. ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.

For more information, visit the website at www.oneokpartners.com. OKS-FV OKE-FV

# # #